EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of IGEN International, Inc. on Form S-3 of our report dated May 15, 2001 (June 20, 2001 as to Note 4 of Notes to Consolidated Financial Statements) appearing in the Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------

McLean, Virginia

March 22, 2002